Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 19, 2026 (the “Closing Date”), reAlpha Tech Corp. (the “Company” or “reAlpha”) completed the acquisition (the “Acquisition”) of InstaMortgage Inc. (“InstaMortgage”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 17, 2026, which amended and restated the Agreement and Plan of Merger, dated as of December 19, 2025, in its entirety. The following unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) and condensed combined balance sheet (the “pro forma balance sheet”) give effect to the Acquisition, as described in Note 1, and were prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information has been prepared from the historical consolidated financial statements of the Company, as previously filed with the Securities and Exchange Commission (the “SEC”), and InstaMortgage, adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company and InstaMortgage as of June 30, 2026, giving effect to the Acquisition as if it had been completed on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and the six months ended June 30, 2026, give effect to the Acquisition as if it had been completed on January 1, 2025. This information should be read together with (i) the Company’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, (ii) the Company’s unaudited condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 14, 2026, and (iii) InstaMortgage’s audited financial statements and related notes as of and for the year ended December 31, 2025 and unaudited interim financial statements as of and for the six months ended June 30, 2026, filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A. The pro forma financial information does not reflect any revenue or operating synergies or cost savings that may result from the Acquisition.

The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The pro forma financial information (i) was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company as the accounting acquirer, and (ii) is based on the historical consolidated financial statements of the Company and InstaMortgage, as adjusted to reflect the pro forma impact of the Acquisition.

In accordance with ASC 805, the Company used estimates and assumptions to assign fair value to the tangible assets acquired and liabilities assumed, identifiable intangible assets, deferred consideration, and related income tax impacts as of the Acquisition date. The excess of the purchase price over the fair value of net assets acquired has been allocated to goodwill. The estimated fair values of the assets acquired, and liabilities assumed are preliminary and based on information available as of the Acquisition date. Management believes the pro forma financial information includes all material adjustments necessary to present the transaction in accordance with Article 11 of Regulation S-X. The Company intends to finalize the acquisition accounting within the required measurement period, not to exceed one year from the Closing Date. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the Acquisition occurred on the dates indicated, nor is it indicative of future results.

The unaudited pro forma condensed combined financial information as of June 30, 2026, for the year ended December 31, 2025, and for the six months ended June 30, 2026, is derived from:

●	the Company’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2025, included in its Annual Report on Form 10-K filed with the SEC on March 12, 2026.

●	the Company’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2026, included in its Quarterly Report on Form 10-Q filed with the SEC on August 14, 2026.

●	InstaMortgage, Inc.’s audited financial statements and related notes as of and for the year ended December 31, 2025; and

●	InstaMortgage, Inc.’s unaudited interim financial statements as of and for the six months ended June 30, 2026.

The Company has performed a preliminary review of the accounting policies of InstaMortgage to assess alignment with the Company’s accounting policies and U.S. GAAP. Based on this preliminary review, no material differences in accounting policies were identified that would require adjustment to conform to the Company’s accounting policies for purposes of the accompanying unaudited pro forma condensed combined financial information. The Company will continue to evaluate the accounting policies as additional information becomes available, and adjustments may be identified in future periods. All terms defined in this section of the report are used solely for the purposes of this section and do not apply to any other section of this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2026

	As of June 30, 2026
			Transaction accounting adjustments note [4]
	reAlpha Tech Corp.	Insta Mortgage	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
ASSETS
Current Assets
Cash	$2,230,607	453,888	$(396,980)	(a)/(f)	$2,287,515
Restricted cash	-	51,000	-		51,000
Accounts receivable, net	164,959	-	-		164,959
Prepaid expenses	299,977	46,405	-		346,382
Other current assets	286,439	-	-		286,439
Loans held for sale	-	12,901,210	-		12,901,210
Escrow deposit	500,000	-	(500,000)	(a)	-
Total current assets	3,481,982	13,452,503	(896,980)		16,037,505

Property and Equipment, at cost
Property and equipment, net	$105,970	-	$-		$105,970

Other Assets
Investments	56,466	-	-		56,466
Intangible assets, net	4,031,464	-	517,500	(c)	4,548,964
Goodwill	7,459,125	-	5,411,220	(c)	12,870,345
Other assets	-	19,560	-		19,560
TOTAL ASSETS	$15,135,007	$13,472,063	$5,031,740		$33,638,810

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities					-
Accounts payable	724,440	135,713	$32,703	(f)	$892,856
Related party payables	5,609	-	-		5,609
Warehouse line of credit, UPB	-	12,463,955	-		12,463,955
Short term loans - related parties -current portion	60,746	-	-		60,746
Short term loans - unrelated parties -current portion	185,141	-	-		185,141
Accrued expenses	248,459	-	-		248,459
Deferred liabilities- current portion	1,856,349	-	2,054,036	(a)	3,910,385
Deferred revenue	256,713	-	-		256,713
Contingent consideration- current portion	60,184	-	-		60,184
Total current liabilities	$3,397,641	$12,599,668	2,086,739		$18,084,048

Long-Term Liabilities
Derivative liability	4,760,012	-	-		4,760,012
Other long-term loans - unrelated parties - net of current portion	54,872	-	-		54,872
Deferred liabilities - net of current portion	-	-	3,693,246	(a)	3,693,246
Contingent consideration - net of current portion	244,666	-	-		244,666
Total liabilities	$8,457,191	$12,599,668	$5,779,985		$26,836,844

Mezzanine Equity
Preferred Stock, $0.001 par value; 5,000,000 shares authorized, of which 1,000,000 shares are designated as Series A Convertible Preferred Stock; 256,125 shares issued and outstanding as of June 30, 2026.	1,096,133	-	-		1,096,133

Stockholders’ Equity (Deficit)
Common stock ($0.001 par value; 200,000,000 shares authorized, 5,494,206 shares outstanding as of June 30, 2026)	5,374	1,000	(880)	(a)/(b)	5,494
Additional paid-in capital	69,129,985	2,162,378	(1,989,836)	(a)/(b)	69,302,527
Accumulated deficit	(63,444,056)	(1,290,983)	1,242,471	(b)/(f)	(63,492,568)
Accumulated other comprehensive (loss)	(120,599)	-	-		(120,599)
Total stockholders’ equity attributable to controlling interests	5,570,704	872,395	(748,245)		5,694,854

Non-controlling interests in consolidated entities	10,979	-	-		10,979
Total stockholders’ equity	5,581,683	872,395	(748,245)		5,705,833

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$15,135,007	$13,472,063	$5,031,740		$33,638,810

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2026

	For the Six Months Ended June 30, 2026
			Transaction accounting adjustments note [4]
	reAlpha Tech Corp	Insta Mortgage	Transaction Accounting Adjustments	Note 4	Pro Forma Combined

Revenues	$1,951,406	$4,475,511	-		$6,426,917
Cost of revenues	666,193	1,161,653	-		1,827,846
Gross Profit	1,285,213	3,313,858	-		4,599,071

Operating Expenses
Wages, benefits and payroll taxes	4,157,988	1,844,826	-		6,002,814
Marketing and advertising	1,440,059	60,083	-		1,500,142
Professional and legal fees	1,380,923	294,874	-		1,675,797
Depreciation and amortization	332,739	-	25,875	(c)	358,614
Other operating expenses	1,149,680	922,544	-		2,072,224
Total operating expenses	8,461,389	3,122,327	25,875		11,609,591
Operating (Loss) Income	(7,176,176)	191,531	(25,875)		(7,010,520)

Other Expense (income)
Changes in fair value of contingent consideration	(40,027)	-	-		(40,027)
Interest expense, net	41,465	8,983	144,143	(d)	194,591
Change in fair value of derivative liability	185,032	-	-		185,032
Other expense (income), net	25,166	(8,990)	-		16,176
Total other expense	211,636	(7)	144,143		355,772

Net (Loss) Income from continuing operations before income taxes	(7,387,812)	191,538	(170,018)		(7,366,292)
Income tax (expense) benefit	-	-	-	(e)	-
Net (Loss) Income from continuing operations	(7,387,812)	191,538	(170,018)		(7,366,292)

Net (Loss) Income	$(7,387,812)	$191,538	$(170,018)		$(7,366,292)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	(46)	-	-		(46)
Net (Loss) Income Attributable to Controlling Interests	$(7,387,766)	$191,538	$(170,018)		$(7,366,246)

Preferred stock dividends	$75,756	-	-		$75,756
Net (Loss) Income Attributable to Common Stockholders	$(7,463,522)	$191,538	$(170,018)		$(7,442,002)

Other comprehensive income
Foreign currency translation adjustments	7,290	-	-		7,290
Total other comprehensive (Loss) income	7,290	-	-		7,290

Comprehensive (Loss) Income Attributable to Controlling Interests	(7,380,476)	191,538	(170,018)		(7,358,956)

Basic loss per share
Basic loss per share — continuing operations	$(1.40)		-		$(1.36)
Diluted loss per share
Diluted loss per share — continuing operations	$(1.40)		-		$(1.36)

Weighted-average shares outstanding — basic	5,333,592		119,904		5,453,496
Weighted-average shares outstanding — diluted	5,333,592		119,904		5,453,496

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025,

	For the year ended December 31,2025
			Transaction accounting adjustments note [4]
	reAlpha Tech Corp	Insta Mortgage	Transaction Accounting Adjustments	Note 4	Pro Forma Combined

Revenues	$4,518,498	$7,262,815	$-		$11,781,313
Cost of revenues	2,067,060	1,989,218	-		4,056,278
Gross Profit	2,451,438	5,273,597	-		7,725,035

Operating Expenses
Wages, benefits and payroll taxes	6,506,553	3,620,289	-		10,126,842
Marketing and advertising	5,946,514	54,688	-		6,001,202
Professional and legal fees	3,273,947	66,006	48,512	(f)	3,388,465
Depreciation and amortization	543,170	-	51,750	(c)	594,920
Impairment of capitalized software	220,016	-	-		220,016
Other operating expenses	1,968,196	1,463,430	-		3,431,626
Total operating expenses	18,458,396	5,204,413	100,262		23,763,071

Operating (Loss) Income	(16,006,958)	69,184	(100,262)		(16,038,036)

Other Expense (income)
Changes in fair value of contingent consideration	(604,123)	-	-		(604,123)
Interest expense, net	814,727	19,605	385,931	(d)	1,220,263
Change in fair value of derivative liability	456,325	-	-		456,325
Loss on debt extinguishment	438,834	-	-		438,834
Amortization of commitment fee	406,250	-	-		406,250
Other expense (income), net	71,421	(41,891)	-		29,530
Total other expense (Income)	1,583,434	(22,286)	385,931		1,947,079

Net (Loss) Income from continuing operations before income taxes	(17,590,392)	91,470	(486,193)		(17,985,115)
Income tax (expense) benefit	-	-	-	(e)	-

Net (Loss) Income from continuing operations	(17,590,392)	91,470	(486,193)		(17,985,115)

Discontinued operations (Roost and Rhove)
Loss from operations of discontinued Operations	-	-	-		-
Impairment of goodwill and intangible assets of discontinued operations	-	-	-		-
Loss on discontinued operations	$-	$-	$-		$-

Net (Loss) Income	$(17,590,392)	$91,470	$(486,193)		$(17,985,115)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	3,576	-	-		3,576

Net (Loss) Income Attributable to Controlling Interests	$(17,593,968)	$91,470	$(486,193)		$(17,988,691)

Preferred stock dividends	122,877	$-	$-		$122,877
Net (Loss) Income Attributable to Common Stockholders	$(17,716,845)	$91,470	$(486,193)		$(18,111,568)

Other comprehensive income
Foreign currency translation adjustments	(132,900)	-	-		(132,900)
Total other comprehensive Income (Loss)	(132,900)	-	-		(132,900)

Comprehensive (Loss) Income Attributable to Controlling Interests	$(17,726,868)	$91,470	$(486,193)		$(18,121,591)

Basic loss per share — continuing operations attributable to common stockholders	(5.80)		-		$(5.71)
Diluted loss per share — continuing operations attributable to common stockholders	(5.80)		$-		$(5.71)
Weighted-average shares outstanding — basic	3,052,675		119,904		3,172,579
Weighted-average shares outstanding — diluted	3,052,675		119,904		3,172,579

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transaction

On August 17, 2026, reAlpha Tech Corp. (the “Company” or “reAlpha”) entered into an Amended and Restated Agreement and Plan of Merger (as amended and restated, the “Merger Agreement”) with InstaMortgage Inc., a California corporation (“InstaMortgage”), reAlpha Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and the stockholders of InstaMortgage (the “Stockholders”). On August 19, 2026, pursuant to the Merger Agreement, Merger Sub merged with and into InstaMortgage (the “Merger”), with InstaMortgage surviving the Merger as a wholly owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each share of InstaMortgage common stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive a portion of the aggregate merger consideration described below.

On August 19, 2026, the transaction closed and the Company acquired all outstanding shares of InstaMortgage for aggregate consideration of approximately $8.9 million (the “Aggregate Merger Consideration”), subject to the Closing Adjustment Amount (as defined in the Merger Agreement), consisting of: (i) cash consideration equal to $0.5 million, plus the Closing Adjustment Amount, paid at closing; (ii) shares of the Company’s common stock issued at closing with an aggregate value of $1.5 million, determined using the Closing Reference Price, which the Merger Agreement defines as $0.5004 per share, as adjusted for the Company’s 1-for-25 reverse stock split, resulting in an adjusted price of $12.51 per share; and (iii) aggregate deferred consideration of $6.5 million, payable in six equal semi-annual installments over a three-year period following the Closing Date, of which at least $1.5 million must be paid in cash, with the remaining $5.0 million payable in cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election. The Closing Adjustment Amount is calculated as cash and cash equivalents, including accrued revenues for mortgage loans that have closed as of the Reference Time (as defined in the Merger Agreement) but have not yet been paid, less Closing Indebtedness (as defined in the Merger Agreement) and Unpaid Selling Expenses (as defined in the Merger Agreement). The deferred consideration was recognized at its acquisition-date fair value, reflecting the present value of the required future payments discounted at 7.4%, and will subsequently be measured at amortized cost using the effective interest method, with the resulting accretion recognized as interest expense. The Aggregate Merger Consideration of approximately $8.9 million represents the contractual consideration payable under the Merger Agreement; for purposes of the acquisition method of accounting, the acquisition-date fair value of the total consideration transferred was approximately $6.8 million, reflecting the measurement of the closing stock consideration at its acquisition-date fair value of $172,662 and the deferred consideration at its present value, as described in Note 3.

The shares of common stock issuable pursuant to the Merger Agreement are subject to certain transfer restrictions and Nasdaq listing rule limitations, with any amounts payable more than such limitations to be settled in cash in accordance with the terms of the Merger Agreement.

At the Closing Date, the Company issued 119,904 shares of its common stock to the Stockholders, determined by dividing the $1,500,000 of contractual stock consideration by the Closing Reference Price of $12.51 per share, as adjusted for the reverse stock split. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder, and bear a restrictive legend which the Company is required to instruct its transfer agent to remove at any time following the six-month anniversary of the Closing Date, subject to applicable securities laws. The number of shares issued did not exceed the Cap Amount (as defined in the Merger Agreement) under the Merger Agreement, which limits aggregate issuances to 19.99% of the Company’s outstanding common stock and individual Stockholder ownership to 4.99% of outstanding common stock, and accordingly no portion of the closing stock consideration was settled in cash. For purposes of the acquisition method of accounting, the shares issued were measured at their acquisition-date fair value of $1.44 per share, the closing price of the Company’s common stock on August 19, 2026, resulting in an aggregate fair value of stock consideration of $172,662. The stock consideration accordingly rolls forward as follows: contractual stock consideration of $1,500,000, divided by the Closing Reference Price of $12.51 per share, resulted in 119,904 shares issued at closing; those 119,904 shares were then measured at the $1.44 acquisition-date closing price, resulting in an aggregate fair value of $172,662, reflected in the unaudited pro forma condensed combined balance sheet as an increase to common stock of $120 (119,904 shares at $0.001 par value) and an increase to additional paid-in capital of $172,542. The $(880) pro forma adjustment to common stock represents dollars of par value — the elimination of InstaMortgage’s historical common stock par value of $1,000, net of the $120 aggregate par value of the shares issued — and does not represent a number of shares.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X and present the historical financial information of reAlpha and InstaMortgage, the pro forma effects of the Acquisition and certain acquisition accounting adjustments described herein, and they should be read in conjunction with the historical financial statements and notes of the Company and of InstaMortgage referred to in the introduction to this unaudited pro forma condensed combined financial information.

InstaMortgage historically had a fiscal year ending July 31 and subsequently changed its fiscal year end to December 31. Accordingly, reAlpha and InstaMortgage each have a fiscal year ending December 31, and the historical interim periods presented for both entities are the six months ended June 30, 2026. As a result, no conforming of periods was required under Rule 11-02(c)(3) of Regulation S-X.

The pro forma balance sheet gives effect to the Acquisition as if it had occurred on June 30, 2026, and the pro forma statements of operations give effect to the Acquisition as if it had occurred on January 1, 2025. The preliminary purchase price allocation presented in Note 3 has been determined as of the actual Closing Date of August 19, 2026. As a result, goodwill reflected in the pro forma balance sheet differs from the preliminary goodwill presented in Note 3.

The business combination of InstaMortgage has been accounted for using the acquisition method of accounting as per the provisions of ASC 805, using the fair value concepts defined in ASC Topic 820 – Fair Value Measurement and based on the historical consolidated financial statements of reAlpha and the historical financial statements of InstaMortgage. Under ASC 805, all assets acquired and liabilities assumed in a business combination are generally recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of preliminary purchase price over the fair value of assets acquired and liabilities assumed, has been recorded in goodwill. The pro forma adjustments represent management’s best estimates and are based upon information currently available and certain assumptions that the management of reAlpha believes are reasonable under the circumstances.

The unaudited pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of the companies would have been had the Acquisition occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations of the Company. The pro forma statements of operations neither reflect the costs of any integration activities, nor the synergies and benefits that may result from realization of any anticipated revenue growth or operational efficiencies expected to result from the Acquisition.

At the Closing Date, two state regulatory approvals relating to the Acquisition remained outstanding, and reAlpha and InstaMortgage mutually agreed to waive the related closing condition. These two states accounted for approximately 0.82% and 20.49%, respectively, of InstaMortgage’s loan origination volume for the six months ended June 30, 2026, and approximately 1.93% and 22.59%, respectively, for the year ended December 31, 2025. InstaMortgage may cease conducting business in one or both states while the applicable regulatory approvals remain pending. The potential effects of the pending regulatory approvals do not represent Transaction Accounting Adjustments required under Rule 11-02(a)(6) of Regulation S-X. Because the timing and financial effects of the pending approvals cannot be reasonably estimated, the Company has not presented any related optional Management’s Adjustments pursuant to Rule 11-02(a)(7) of Regulation S-X. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the Acquisition occurred on the dates indicated or of future results.

On April 30, 2026, the Company effected a 1-for-25 reverse stock split of its issued and outstanding common stock. All share and per-share amounts presented in the unaudited pro forma condensed combined financial statements have been retroactively restated to reflect the reverse stock split. There were no material intercompany transactions between reAlpha and InstaMortgage to eliminate for theperiods presented in the unaudited pro forma condensed combined financial statements.

3. Preliminary Purchase Price Accounting and Allocation

The Acquisition of InstaMortgage has been accounted for as a business combination under the acquisition method of accounting in accordance with ASC 805. Under this method, the total consideration transferred is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the Closing Date, with any excess recorded as goodwill.

Preliminary purchase price

The preliminary purchase price consideration consists of the cash paid, the fair value of common stock issued, and the present value of deferred consideration at the Closing Date as follows:

Cash	$881,171
Fair value of common stock issued	172,662
Estimated present value of deferred consideration	5,747,282
Total estimated fair value of consideration	$6,801,115

Preliminary purchase price allocation

The Company’s purchase price allocation for the Acquisition is preliminary and subject to revision as additional information regarding the fair values of the assets acquired and liabilities assumed becomes available. The Company currently expects to finalize the purchase price allocation prior to filing its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026. In any event, the measurement period will not exceed one year from the acquisition date. The principal valuation assumptions used in the preliminary purchase price accounting are as follows: (i) the 119,904 shares of common stock issued at closing were measured at their acquisition-date fair value of $1.44 per share, the closing price of the Company’s common stock on August 19, 2026; (ii) the deferred consideration was measured at its present value using a discount rate of 7.4%,  representing management’s preliminary estimate of reAlpha’s incremental borrowing rate at the acquisition date, which remains subject to validation by the Company’s third-party valuation specialist; (iii) loans held for sale were measured at fair value at 3.5% of unpaid principal balance, consistent with the fair value methodology applied in InstaMortgage’s audited financial statements, which methodology has been validated by the Company’s third-party valuation specialist; and (iv) the carrying amounts of the remaining tangible assets acquired and liabilities assumed were determined to approximate their respective fair values due to their short-term nature.

The Company has engaged a third-party valuation specialist to assist in the valuation of identifiable intangible assets acquired. The preliminary valuation is based on financial information available as of the Closing Date, consideration of comparable transactions, and currently available, but limited, forecasted financial information. The unaudited pro forma condensed combined financial statements may differ from the Company’s final purchase price accounting for a number of reasons, including that the estimates of fair values of assets acquired and liabilities assumed as of the Closing Date are preliminary and subject to change within the measurement period (not to exceed one year from the Closing Date), during which the valuation analysis and other analyses will be finalized.

The preliminary purchase price allocation includes an identifiable intangible asset apart from goodwill. Based on the preliminary analysis performed with the assistance of the Company’s third-party valuation specialist, the Company identified and recognized a trade name/trademark intangible asset with a preliminary estimated fair value of $517,500, which is being amortized on a straight-line basis over an estimated useful life of 10 years. The identification and measurement of intangible assets, including the trade name/trademark asset described above, remain subject to completion of the valuation analysis within the measurement period, and any changes to the estimated fair value or the recognition of additional intangible assets upon finalization would adjust preliminary goodwill and could result in changes to amortization expense in future periods. The following table sets forth a preliminary allocation of the estimated purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed as of August 19, 2026, with the excess recorded as goodwill:

Cash and cash equivalents	314,061
Loans held for sale	4,932,065
Prepaid expenses and other assets	89,499
Identified intangible assets	517,500
Total assets acquired	5,853,125
Accounts payable and accrued expenses	-
Warehouse line of credit, UPB	4,492,983
Total liabilities assumed	4,492,983
Net assets acquired	1,360,142
Total estimated fair value of consideration	6,801,115
Preliminary goodwill per Purchase Price Allocation as of the Closing Date (August 19, 2026)	5,440,973

Warehouse Line of Credit.

InstaMortgage maintains a warehouse line of credit with First Bank, structured as a program under which First Bank purchases a 100% participation interest in qualifying one- to four-family residential mortgage loans held for sale, used to fund mortgage loans originated and held for sale. The facility has a committed amount of $10.0 million, with bulge capacity of up to $12.5 million available for up to 135 days in any 12-month period, subject to InstaMortgage’s compliance and performance and First Bank’s approval. Pricing is based on one-month CME Term SOFR plus a margin of 2.25%, subject to a minimum floor rate of 4.50%. The facility’s stated termination date is March 1, 2027, which may be extended by First Bank, in its sole discretion, for up to 45 days upon written notice to InstaMortgage. Borrowings under the facility are generally collateralized by the related mortgage loans and, to the extent any transaction under the facility is characterized as a loan rather than a sale, by a first priority security interest in the related mortgage notes, servicing rights, and associated collateral, as well as by a pledged deposit account maintained with First Bank of no less than $25,000 and InstaMortgage’s other deposits with First Bank, and are repaid upon the sale or other disposition of the underlying loans. The unpaid principal balance (“UPB”) represents the outstanding principal amount of borrowings under the warehouse line of credit as of the applicable measurement date. As of the acquisition date, approximately $4.5 million of borrowings under the warehouse line of credit were assumed in connection with the Acquisition.

4. Transaction Accounting Adjustments

The pro forma adjustments presented below consist solely of Transaction Accounting Adjustments and are based on preliminary estimates and assumptions that are subject to change. No Autonomous Entity Adjustments or Management’s Adjustments have been presented. The following adjustments are included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, and give effect to the Acquisition as if it had occurred on that date:

(a)	Represents the estimated total purchase consideration of approximately $8.9 million, subject to the Closing Adjustment Amount, consisting of: (i) cash consideration equal to $0.5 million funded from the Company’s existing escrow deposit, plus the Closing Adjustment Amount of approximately $0.4 million, calculated pursuant to the Merger Agreement based on InstaMortgage’s closing cash and cash equivalents, less closing indebtedness and unpaid selling expenses, resulting in total cash consideration paid at closing of approximately $0.9 million; (ii) shares of the Company’s common stock issued at closing with an aggregate value of $1.5 million, determined using a fixed Closing Reference Price of $12.51 per share and rounded to the nearest whole share, and measured for accounting purposes at their acquisition-date fair value of $172,662 based on the $1.44 closing price of the Company’s common stock on August 19, 2026; and (iii) aggregate deferred consideration of $6.5 million, payable in six equal semiannual installments over the three-year period following the Closing Date. No new debt or equity financing was incurred or issued to fund the Acquisition: the cash consideration paid at closing was funded entirely from the Company’s existing cash on hand, including the $500,000 escrow deposit, and no borrowings were drawn, and no shares were issued for financing purposes in connection with the Closing. Accordingly, no pro forma adjustments for financing-related interest expense or incremental shares outstanding are required.

The Closing Adjustment Amount was calculated pursuant to the Merger Agreement using amounts determined as of the morning of August 17, 2026. The calculation consisted of InstaMortgage’s cash and cash equivalents of $595,385, plus accrued revenues on mortgage loans closed as of the Reference Time (as defined in the Merger Agreement) but not yet paid of $147,504, less closing indebtedness of $253,183 and unpaid selling expenses of $108,535, resulting in a Closing Adjustment Amount of $381,171. Total cash consideration of $881,171 comprises the $500,000 Purchaser Cash Consideration (as defined in the Merger Agreement), released from escrow at closing, plus the Closing Adjustment Amount of $381,171.

Installment #	Due Date	Nominal ($)	PV Factor	PV ($)
1	19-Feb-27	1,083,333	0.96	1,045,346
2	19-Aug-27	1,083,333	0.93	1,008,690
3	19-Feb-28	1,083,333	0.90	973,320
4	19-Aug-28	1,083,334	0.87	939,190
5	19-Feb-29	1,083,333	0.84	906,257
6	19-Aug-29	1,083,334	0.81	874,479
Total		6,500,000		5,747,282

The deferred consideration is payable in six equal installments on the six-, twelve-, eighteen-, twenty-four-, thirty- and thirty-six-month anniversaries of the Closing Date. For purposes of the unaudited pro forma condensed combined balance sheet as of June 30, 2026, the Acquisition is assumed to have been consummated on June 30, 2026. Accordingly, solely for purposes of classifying the deferred consideration liability as current or non-current, the contractual semiannual payment intervals were applied from June 30, 2026, resulting in the first two installments being classified as current and the remaining four installments being classified as non-current. At the Company’s sole discretion, each installment may be settled in cash, shares of the Company’s common stock or a combination thereof, provided that at least $1.5 million is paid in cash. Any shares issued in settlement of the deferred consideration will be valued using the volume-weighted average price (“VWAP”) of the Company’s common stock for the ten consecutive trading-day period ending on the trading day immediately preceding the applicable payment due date.

The deferred consideration is classified as a liability rather than equity because it represents a fixed monetary obligation of $6.5 million, at least $1.5 million of which must be settled in cash, and any portion settled in shares would be satisfied through the issuance of a variable number of shares determined using the applicable VWAP. The deferred consideration was recognized at its acquisition-date fair value, reflecting the present value of the required future payments, and will subsequently be measured at amortized cost using the effective interest method, with the resulting accretion recognized as interest expense. The number of shares issuable in settlement of the deferred consideration is variable and will depend on the VWAP of the Company’s common stock for the ten consecutive trading days ending on the trading day immediately preceding the applicable payment due date.

(b)	Represents the elimination of InstaMortgage historical equity balances as of June 30, 2026 in accordance with the acquisition method of accounting, consisting of common stock of $1,000, additional paid-in capital of $2,162,378 and accumulated deficit of $(1,290,983), for total historical equity of $872,395.

(c)	Represents (i) the recognition of goodwill resulting from the Acquisition, calculated as the excess of the total consideration transferred over the preliminary estimated fair values of the identifiable tangible and intangible assets acquired and liabilities assumed of InstaMortgage as of the Closing Date, and Goodwill of $5,411,220 reflects the total estimated fair value of consideration transferred of $6,801,115, less the preliminary estimated fair value of net assets acquired of $1,360,142 (resulting in preliminary goodwill of $5,440,973), as further adjusted for InstaMortgage’s net loss of $29,753 for the period from July 1, 2026 through August 19, 2026 (the Closing Date), representing the change in net assets between the balance sheet date used in the preliminary purchase price allocation and the actual Closing Date. (ii) the recognition of an identifiable intangible asset consisting of a preliminary estimated fair value of $517,500 related to trade names/trademarks acquired. On the pro forma condensed combined statements of operations, this note also reflects the amortization expense associated with the intangible asset described above, calculated on a straight-line basis over an estimated useful life of 10 years, as if the Acquisition had occurred on January 1, 2025. The preliminary purchase price allocation, including the goodwill and intangible asset amounts, is based on management’s estimates and assumptions and is subject to change as additional information becomes available.

(d)	Represents the recognition of interest expense of approximately $385,931 and $144,143 for the year ended December 31, 2025, and the six months ended June 30, 2026, respectively, related to the accretion of the discount on the deferred consideration. The deferred consideration, which has an aggregate undiscounted amount of $6.5 million payable in six equal semi-annual installments of approximately $1,083,333 over a three-year period, was initially recognized at its estimated present value of approximately $5,747,282 as of the assumed acquisition date of January 1, 2025. The present value was calculated using a discount rate of 7.4%, representing reAlpha’s incremental borrowing rate at the acquisition date. The pro forma interest expense was calculated by applying the effective interest method to the opening present value of $5,747,282 the 7.4% discount rate over the three-year contractual payment period, assuming the Acquisition occurred on January 1, 2025.

(e)	Income Taxes

The unaudited pro forma condensed combined statements of operations reflect the income tax effects of the Acquisition on a hypothetical combined basis, as if reAlpha and InstaMortgage had filed a consolidated tax return for all periods presented. Under this approach, reAlpha’s historical pre-tax losses are combined with InstaMortgage’s historical pre-tax income, resulting in a combined pre-tax loss for all periods presented. Accordingly, no combined income tax provision has been reflected in the pro forma statements of operations. Because the combined entity’s net deferred tax assets are subject to a full valuation allowance, no income tax benefit has been recognized on the combined pre-tax loss.

The components of the combined income tax provision are as follows:

Year Ended December 31, 2025
Current:
Federal	$—
State	—
Foreign	—
Subtotal current	—
Deferred:
Federal	—
State	—
Foreign	—
Subtotal deferred	—
Total income tax provision	$—

The combined entity’s net deferred tax assets are subject to a full valuation allowance. Accordingly, no income tax benefit or expense has been reflected in the pro forma statements of operations for the transaction accounting adjustments presented above. The following table presents the combined income tax rate reconciliation for the period December 31 2025, presented:

	Year Ended December 31, 2025
	Amount	Percent
U.S. Federal Statutory Rate (21%)	$(3,776,874)	21.00%
State and Local Income Taxes, Net of Federal Income Tax Effect	-	0.00%
Foreign Tax Effects	163,363	-0.91%
Changes in Valuation Allowances	2,949,611	-16.40%
Equity Offering Costs	605,895	-3.37%
Other Nontaxable or Nondeductible Items	49,650	-0.28%
Other Adjustments	8,355	-0.05%
Effective Tax Rate	$—	0.00%

The significant components of the combined entity’s deferred tax assets and liabilities are as follows:

December 31, 2025
Deferred tax assets:
Net operating loss carryforwards	$9,749,823
Section 174 capitalization	343,947
Stock compensation	185,925
Other deferred tax assets	2,365
Gross deferred tax assets	10,282,060
Valuation allowance	(9,310,077)
Net deferred tax assets	971,983
Deferred tax liabilities:
Property and equipment	(1,218)
Intangibles	(970,765)
Gross deferred tax liabilities	(971,983)
Net deferred tax liabilities	(971,983)
Net deferred taxes	-

A comparable deferred tax asset and liability schedule and rate reconciliation have not been presented as of June 30, 2026; the Company’s interim income tax provision for the six months ended June 30, 2026, and 2025 is discussed below.

The provision for income taxes is based on the current estimate of the annual effective tax rate applied to the Company’s year to date income and is adjusted for discrete items recorded in the period. For the six months ended June 30, 2026, and 2025, the Company’s effective tax rate was 0% for both periods.

On a hypothetical combined basis, the Company would have recorded income tax expense of $0 for the six months ended June 30, 2026, and 2025.

The Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses and tax credits may be limited as prescribed under Internal Revenue Code Section 382 and 383 (“IRC Section 382”). Events which may cause limitations in the amount of the net operating losses or tax credits that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. The Acquisition constitutes an ownership change under IRC Section 382 with respect to InstaMortgage’s Pre-Acquisition net operating loss carryforwards. The annual limitation on InstaMortgage’s ability to utilize these carryforwards is being determined and is not yet finalized. Because the combined entity’s net deferred tax assets, including InstaMortgage’s net operating loss carryforwards, are subject to a full valuation allowance, any limitation resulting from this analysis would not affect the pro forma income tax provision presented above.

(f)	Represents reAlpha’s acquisition-related transaction costs. In accordance with ASC 805-10-25-23, acquisition-related costs are expensed in the periods in which the costs are incurred, and the services are received and are not included in the consideration transferred or in the preliminary purchase price allocation presented in Note 3; accordingly, this amount is not expected to agree to the purchase price allocation. The amount comprises regulatory counsel fees of $10,303, legal advisory fees of $2,045, regulatory consulting fees of $30,000, and registered agent fees of $6,164, for total acquisition-related costs of $48,512. Of this total, $15,809 had been paid and is reflected as a corresponding decrease to cash and cash equivalents, and the remaining $32,703 was unpaid as of June 30, 2026, and is reflected as an increase to Accounts payable and accrued expenses in the Transaction Accounting Adjustments column. The full $48,512 is reflected as an increase to accumulated deficit within Stockholders’ Equity (Deficit).